	ROBISON , HILL & CO.		Certified Public Accountants
	A PROFESSIONAL CORPORATION
			BRENT M. DAVIES, CPA
			DAVID O. SEAL, CPA
			W. DALE WESTENSKOW, CPA
			BARRY D. LOVELESS, CPA
			STEPHEN M. HALLEY, CPA

	July 11, 2007

Securities and Exchange Commission

	100 F Street, NE

	Washington, D.C.	20549

Re:	Monumental Marketing, Inc

	File No. 000-28769

We have read the statements included in the Form 8-K, dated September 2, 2004, for Monumental Marketing, Inc. (“the Company”) , to be filed with the Securities and Exchange Commission.

We note the company’s statement that they dismissed Robison, Hill & Co. on September 2, 2004. We did not receive said notification of dismissal, nor were we contacted by the subsequent auditors . We received a copy of the 8-K for our review and comment on July 3, 2007.

We also note that the financial statements included in the 10-KSB for the fiscal year ended September 30, 2004 include the comparative numbers for 2003, but the audit report does not cover the 2003 balances. It would appear to us that it is the intent of the Company to rely on our audit of the 2003 financial statements, however we were not provided the opportunity to review the report before it was filed. Furthermore, we note that we have not been paid for our audit of the Company’s September 2003, 2002 and 2001 audits, along with the review of 1st and 2nd quarter 10QSB filings for Fiscal year ended September 30, 2004. The balance owed to this firm for said serves remains outstanding in the amount of $9,000 plus accrued finance charges of $1,700. Our invoice for said services is dated August 14, 2004, however, we further note that these amounts are not reflected in the Company’s subsequent filings .

Except for the items noted above, we agree with the statements made in Item 4.01 of the 8-K made regarding our firm.

We have no basis to agree or disagree with any other statements made in Item 4.01 of such report.

Respectfully submitted,

____________________ Robison, Hill & Co.

MEMBERS OF AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS

MEMBERS OF THE SEC PRACTICE SECTION and THE PRIVATE COMPANIES PRACTICE SECTION

1366 East Murray-Holladay Road, Salt Lake City, Utah 84117-5050